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                                                                     Exhibit 4.4

                    Lowe's Companies Benefit Restoration Plan
                as amended and restated effective August 3, 2002


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                                LOWE'S COMPANIES

                            BENEFIT RESTORATION PLAN

Section 1.  Nature of the Plan.

         The purpose of this Plan is to provide benefits in addition to those provided under the Lowe's 401(k) Plan (the "401(k) Plan") to those 401(k) Plan participants whose benefits under such plan are restricted as a result of the annual dollar limitation on pre-tax deferrals imposed by Section 402(g) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or the limitation on annual compensation that may be taken into account under Section 401(a)(17) of the Code, and/or the deferral percentage requirements set forth in Section 401(k)(2) of the Code, and/or the contribution percentage requirements set forth in Section 401(m)(2) of the Code, and/or the limitation on defined contribution plan allocations set forth in Code Section 415(c)(1)(A) (collectively referred to as the "Code Limitations"). The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The plan, originally adopted February 1, 1990, is hereby amended and restated, effective as of August 3, 2002.

Section 2.  Definitions.

         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other and the terms "he," "his" and "him" shall refer to a Participant. Unless otherwise indicated, section references shall be to this Plan. Where the following terms appear hereafter in this Plan, they shall have the meanings indicated below:

401(k) Plan.............................    The Lowe's Companies 401(k) Plan, a
                                            stock bonus and profit sharing plan
                                            which constitutes a cash or deferred
                                            arrangement under Section 401(k) of
                                            the Code.


Account.................................    The account established and
                                            maintained for bookkeeping purposes
                                            to reflect the interest of a
                                            Participant in the Plan. Each
                                            Account shall reflect Employee
                                            Deferrals by the Participants and
                                            Company credits, as well as
                                            additions, withdrawals, and
                                            adjustments to the Account
                                            (including adjustments for
                                            appreciation and depreciation in the
                                            deemed investments). Each Account
                                            shall include one sub-account for
                                            Employee Deferrals and one

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                                            sub-Account for Company Credits. The
                                            Account shall be a bookkeeping entry
                                            only and shall be utilized solely as
                                            a device for the measurement and
                                            determination of the amounts to be
                                            paid to a Participant or Beneficiary
                                            under the Plan.

Base Pay...............................     The base pay paid to a Participant
                                            by the Company in the Plan Year,
                                            plus the amount (if any) of (i)
                                            Salary Deferral Contributions made
                                            on his behalf under the 401(k) Plan,
                                            (ii) salary reductions for the
                                            Medical Coverage Benefit under the
                                            Lowe's Companies Flexible Benefit
                                            Plan, (iii) any base pay that is
                                            required to be deferred because it
                                            exceeds the amount deductible by the
                                            Company under Section 162(m) of the
                                            Code; and (iv) any base pay that is
                                            deferred under this or any other
                                            plan of non-qualified deferred
                                            compensation that is adopted and
                                            maintained by the Company.

Beneficiary............................     The person (or persons) designated
                                            by the Participant to receive
                                            benefits under the Plan in the event
                                            of a Participant's death. If a
                                            Participant fails to make such
                                            designation, the Participant's
                                            Beneficiary shall be deemed to be
                                            his surviving spouse, or if none,
                                            his estate.

Code...................................     The Internal Revenue Code of 1986,
                                            as amended.

Code Limitations.......................     The annual dollar limitation on
                                            pre-tax deferrals imposed by Section
                                            402(g) of the Internal Revenue Code
                                            of 1986, as amended (the "Code"),
                                            the limitation on annual
                                            compensation that may be taken into
                                            account under Section 401(a)(17) of
                                            the Code, the deferral percentage
                                            requirements set forth in Section
                                            401(k)(2) of the Code (including for
                                            this purpose the Maximum HCE
                                            Contribution Percentage under the
                                            401(k) Plan for a given Plan Year),
                                            the contribution percentage
                                            requirements set forth in Section
                                            401(m)(2) of the Code, and the
                                            limitation on defined contribution
                                            plan allocations set forth in Code
                                            Section 415(c)(1)(A).

Committee..............................     The Administrative Committee of the
                                            401(k) Plan appointed by the Board
                                            of Directors of the Company, which
                                            has been given authority by the
                                            Board of Directors to designate
                                            Participants and to administer the
                                            Plan.

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Company................................     Lowe's Companies, Inc, a North
                                            Carolina corporation, and its direct
                                            or indirect wholly-owned
                                            subsidiaries (including wholly-owned
                                            limited liability companies).

Company Baseline Matching
Credit.................................     The Company matching credit that
                                            corresponds to the Company baseline
                                            matching contribution under the
                                            401(k) Plan.

Company Performance Matching
Credit.................................     The Company matching credit that
                                            corresponds to the Company
                                            performance matching contribution
                                            under the 401(k) Plan.

Employee Deferral......................     The employee pre-tax deferrals made
                                            under this Plan.

ERISA..................................     Public Law 93-406, popularly known
                                            as the "Employee Retirement Income
                                            Security Act of 1974", as amended.

Highly Compensated Employee............     Each employee of the Company who for
                                            a given plan year of the 401(k) Plan
                                            is considered to be a "highly
                                            compensated employee" for such plan
                                            year, as determined under Code
                                            Section 414(q).

Management Bonus.......................     The annual bonus, if any, that is
                                            earned by a Participant for a fiscal
                                            year and is typically paid in March
                                            following the close of the fiscal
                                            year.

Maximum HCE Contribution
Percentage.............................     The maximum pre-tax deferrals,
                                            expressed as a percentage of
                                            compensation, that may be
                                            contributed to the 401(k) Plan for a
                                            given plan year (or a portion
                                            thereof) by 401(k) Plan participants
                                            who are Highly Compensated Employees
                                            for such Plan Year. The Maximum HCE
                                            Contribution Percentage is
                                            determined by the Company from time
                                            to time in order to assist the
                                            401(k) Plan in passing the deferral
                                            percentage requirements of Code
                                            Section 401(k)(2) and the
                                            contribution percentage requirements
                                            of Code Section 401(m)(2) of the
                                            Code.

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Participant............................     Any employee or former employee who
                                            has met the applicable eligibility
                                            requirements of Section 3 and who
                                            has not yet received a complete
                                            distribution of his Account.

Participation Election.................     The Participant's irrevocable
                                            election under the Plan to
                                            participate in the Plan for a given
                                            Plan Year.

Plan...................................     The Lowe's Companies Benefit
                                            Restoration Plan, as set forth
                                            herein, and as it may be amended
                                            from time to time.

Plan Year..............................     The 52/53-week period ending on
                                            Friday closest to January 31st of
                                            each year (and coinciding with the
                                            fiscal year of the Company).

Section 3.  Eligibility and Participation.

         An employee shall be eligible to participate in the Plan as of the date he is designated by the Committee for eligibility, either individually or as a member of a class of employees. Until determined otherwise by the Committee, the employees who are eligible to become Participants for a given Plan Year are those employees of the Company who (i) are participating in the 401(k) Plan as of the first day of such Plan Year (or, for the Plan Year ending on January 31, 2003, are participating in the 401(k) Plan as of August 3, 2002); and (ii) are considered to be Highly Compensated Employees of the Company for such Plan Year.

         Only employees who are members of a select group of management and highly compensated employees (within the meaning of Title I of ERISA) are eligible to participate in the Plan. Notwithstanding anything to the contrary in the Plan, the Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to ensure that the Plans is maintained primarily for the purpose of providing additional benefits to a select group of management or highly compensated employees under ERISA.

Section 4.  Funding.

         The Company intends to establish in connection with the Plan a "rabbi trust" substantially in accordance with the model rabbi trust described by the Internal Revenue Service in Revenue Procedure 92-64. Regardless of the extent to which the Company chooses to fund its obligations under the Plan by transferring cash or property to such rabbi trust, the Plan shall at all times be "unfunded" within the meaning of ERISA and the Code. When a Participant (or Beneficiary) is entitled to a distribution under Section 9, such distribution will be paid either by the Company or from assets held in the rabbi trust, as further described in the rabbi trust document.

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Section 5.  Employee Deferrals.

         (a) Compensation Which May Be Deferred. A Participant who chooses to participate in the Plan for a Plan Year must elect to participate to do so for the entire Plan Year by executing a Participation Election Form on a timely basis, as provided herein. If a Participant elects to participate in the Plan for a Plan Year, then the following shall occur:

         (1) Base Pay Deferral. Each payroll period during such Plan Year, there shall be deducted from the Participant's Base Pay a percentage equal to the difference between (i) and (ii), where

             (i)  is 6%; and

             (ii) is the lower of

                      (A) the Maximum HCE Contribution Percentage announced by
             the Company for such Plan Year;

                      (B) zero, once, for the Plan Year the Participant has
             received compensation that exceeds the maximum amount of compensation that may be taken into account by the 401(k) Plan for such Plan Year, as determined under Code Section 401(a)(17);or

                      (C) zero, once, for the calendar year that ENDS
             during such Plan Year, the Participant has contributed to the 401(k) Plan the maximum Salary Deferral Contribution that is permitted under Section 402(g) of the Code for such calendar year;

         (2) Management Bonus Deferral. There shall be deducted from the Participant's Management Bonus, if any, earned with respect to such Plan Year a percentage equal to the difference between (i) and (ii), where

             (i)  is 6%; and

             (ii) is the lower of

                      (A) the Maximum HCE Contribution Percentage announced by
             the Company for such Plan Year;

                      (B) zero, once, for the Plan Year the Participant has
             received compensation that exceeds the maximum amount of compensation that may be taken into account by the 401(k) Plan for such Plan Year, as determined under Code Section 401(a)(17); or

                      (C) zero, once, for the calendar year that BEGINS during
             such Plan Year, the Participant has contributed to the 401(k) Plan the maximum

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             Salary Deferral Contribution that is permitted under Section 402(g)
             of the Code for such calendar year.

         (3) Allocation Dates. The Base Pay Deferral and Management Bonus Deferrals, respectively, shall be allocated to the Participant's Account on the date that the Base Pay or Management Bonus, respectively, would have been paid to the Participant, but for his participation in the Plan.

         (b) The Form of the Participation Election. A Participation Election shall be made in a manner prescribed by the Committee.

         (c) Timing of Participation Election. The initial Participation Election for a new Participant shall be made in a form acceptable to the Committee, not later than thirty (30) days after the date the Participant is notified of his eligibility to participate in the Plan. Any revocation of the most recent Participation Election shall be made in a form prescribed by the Committee not later than the day preceding the first day of the next succeeding Plan Year and shall be effective with respect to Base Pay on the first day of such succeeding Plan Year. A Participation Election shall continue for each future Plan Year, unless and until the Participant makes a new election form on a timely basis as provided herein.

         (d) 2002 Plan Year. Notwithstanding the foregoing, for the Plan Year that ends on January 31, 2003, the Participation Election shall be made no later than August 11, 2002, and Employee Deferrals from Base Pay shall commence effective for the pay period that begins August 3, 2002.

Section 6.   Company Matching Credits.

         (a) Company Baseline Matching Credit. If a Participant elects to participate in the Plan for a Plan Year, then, each payroll period during such Plan Year, the Company shall credit to such Participant's Account under this Plan a Company Baseline Matching Credit equal to (i) minus (ii), where:

             (i) is the maximum Baseline Matching Contribution that would have been made to the Participant's Account under the 401(k) Plan for such Plan Year if the Participant had been able to contribute 6% of Base Pay and Management Bonus to the 401(k) Plan for such Plan Year, and disregarding all Code Restrictions; and

             (ii) is the Baseline Matching Contribution that was actually allocated to the Participant under the 401(k) Plan for such year.

         (b) Company Performance Matching Credit. If a Participant elects to participate in the Plan for a Plan Year, then, as soon as practicable following the announcement by the Company of the Performance Matching Contribution under the 401(k) Plan for such Plan Year, the Company shall credit to such Participant's Account under this Plan a Company Performance Matching credit equal to (i) minus (ii), where:

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                  (i)  is the maximum Performance Matching Contribution that would have been made to the Participant's Account under the 401(k) Plan with respect to such Plan Year if the Participant had been able to contribute 6% of Base Pay and Management Bonus to the 401(k) Plan for such Plan Year, and disregarding all Code Restrictions; and

                  (ii) is the Performance Matching Contribution that was actually allocated to the Participant under the 401(k) Plan for such year.

Notwithstanding the foregoing, the Company Performance Matching Credit shall be made only if the Participant actually qualifies to receive a Performance Matching Credit under the 401(k) Plan for such Plan Year.

         (c) Allocation Dates. The Baseline Matching Credit shall be credited to the Participant's Account on the date that the corresponding Baseline Matching Contribution under 401(k) Plan is (or would have been) allocated to the Participant. The Performance Matching Credit shall be credited to the Participant's Account on the same date that the Performance Matching Contribution is contributed by the Company to the 401(k) Plan; such day typically will be the second Monday in April.

Section 7.        Further Condition for Receiving Company Credits.

         As of the relevant allocation date, a Participant's Company Credits under this Plan are conditioned on the Participant's contributing the maximum amount of pre-tax deferrals permitted under the 401(k) Plan for such Plan Year. Such maximum amount is the lesser of

                  (i) the Maximum HCE Contribution Percentage for such Plan Year, times the maximum amount of the Participant's compensation that may be taken into account by the 401(k) Plan for such Plan Year, as determined under Code Section 401(a)(17); and

                  (ii) the maximum pre-tax contribution permitted under Code
         Section 402(g) for the calendar year in which the allocation of Company Credits occurs.

If the Committee determines that a Participant has not made the maximum pre-tax deferrals permitted under the 401(k) Plan for a Plan Year, then the Committee shall take such action as may be necessary in its discretion to comply with ERISA, the Code, and regulations thereunder, including but not limited to forfeiture of any Company Credits previously allocated for such Plan Year (including any deemed appreciation or depreciation thereon).

Section 8.        Deemed Investment of Account.

         (a) Deemed Investment of Accounts. Each Participant's Account shall be deemed to be invested in the same manner as the Participant's account under the 401(k)

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Plan. In this respect, the Participant's Employee Deferral sub-account shall be deemed to be invested in the same manner as the Participant's pre-tax deferral account under the 401(k) Plan, the Company Credit sub-account shall be deemed to be invested in the same manner as the Participant's Company matching account under the 401(k) Plan, and new Employee Deferrals and Company Credits under this Plan shall be deemed to be invested in the same manner as the investment of new contributions under the 401(k) Plan. The Committee shall develop such rules and procedures as may be necessary or appropriate to provide for the proper crediting of deemed investment returns under this Section. Notwithstanding the foregoing, the Company intends that the Plan shall be "unfunded" within the meaning of ERISA and the Code, and the provisions in this Section providing for employee deemed investment directions shall not require the Company or any other party to make any specific actual investments to reflect such directions.

         (b) Annual Statement. At least once each Plan Year, each
Participant shall be furnished with a statement reflecting the following information:

             (1) The balance (if any) in his Account (including sub-accounts) as of the beginning of the Plan Year.

             (2) The amount allocated to his Account (including sub-accounts) for that Plan Year.

             (3)    The new balance in his Account (including sub-accounts)

Section 7.  Vesting.

         Except as otherwise provided in this Plan, a Participant's interest in his Account shall be 100% vested at all times.

Section 9.  Payment of Account.

         (a) Time and Form of Payment. Within 120 days after the end of the Plan Year coinciding with or next following a Participant's termination of employment, the Participant shall be entitled to commence receiving payment of the balance of his Account (including any deemed appreciation and depreciation through the date of distribution and additional Company Credits (if any) earned during the Plan Year in which termination of employment occurred), except as otherwise provided in Section 15. The Participant may elect to have his Account paid in one of the following three methods:

             (1)    Single lump sum payment;

             (2) Installments payable annually over a period of five (5) years; or

             (3) Installments payable annually over a period of ten (10) years, as specified by the Participant on forms made available by the Committee. A lump sum distribution will be paid in lieu of installments if as of the date of termination of employment, the Account balance is $25,000 or less. If the Participant fails to specify a form of payment, his Account shall be distributed in a lump sum.

         In the event payment is made in installments, the Participant's Account shall continue to be adjusted for additions, withdrawals, deemed appreciation and depreciation as provided herein, and the amount of the payment to be made in a given year shall be equal to (i) times (ii), where (i) equals the value of the Participant's Account as of the most recent valuation date (which for purposes of paying installments, shall be the date that the Performance Matching Credit is allocated to Participants' Accounts, as provided in Section 6(c)), and (ii) equals a fraction, the numerator of which is one, and the denominator of which is the number of installments to be paid under the Participant's election (including the current installment).

         All payments shall be made in cash.

         (b) Changing the Form of Distribution. A Participant may amend his election as to the form of payment, provided that such change is made at least one (1) year prior to the Participant's termination of employment; provided, however, that if a Participant terminates employment prior to September 1, 2003, the one (1) year advance notice requirement shall be waived if the Participant executes a distribution election form no later than August 31, 2002. Any such amended election shall apply to all deferrals and credits from all prior years which are payable at the Participant's termination of employment.

         (c) Payment to Beneficiary. In the event a Participant dies before his Account has been fully paid to him, his remaining Account will be paid to his Beneficiary in a single lump sum as soon as practicable.

         (d) Withholding. The Company shall withhold from any payment the amount of all applicable federal and state income and other taxes. In addition, the Company may reduce the amount otherwise payable under this Section 9 by any amounts owed by the Participant to the Company.

Section 10.  Administration.

         (a) In General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by and may be removed by the Board, in each case by written notice delivered to the Committee member. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of members. Meetings may be held electronically.

         (b) Powers of the Committee. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. It shall determine the eligibility for benefits, the amount of any benefit due and the manner in which any benefit is to be paid by the Plan. It will construe the Plan, supplying any omissions, reconciling any differences and determining factual issues relating to the Plan. The Committee may adopt such rules as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process. All powers of the Committee shall be exercised in its discretion, and the Committee shall be given the greatest possible deference permitted by law in the exercise of such authority.

         (c) Electronic Administration. Notwithstanding anything to the contrary in the Plan, the Committee may announce from time to time that Participant enrollments, Participant elections, and the any other aspect of plan administration may be made by telephonic or other electronic means rather than in paper form.

Section 11.  Claims Procedure.

         A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Company's Manager of Benefits, or his delegate (such manager and his delegate(s) are referred to hereafter as the "Manager"). The claim for benefits must be in writing and addressed to the Manager or to the Company. If the claim for benefits is denied, the Manager shall notify the Participant (or Beneficiary) in writing within 90 days after the Manager initially received the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review. All decisions and interpretations of the Committee under this Section 11 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 12.  Limitation on Participants' Rights.

         (a) Non-Guarantee of Employment - The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between the Company and any employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge, with or without cause, any employee at any time.

         (b) No Assignment of Benefits - Except as provided in Section 9(c), a Participant's interest in his Account may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process; provided, however, that a Participant may designate one or more Beneficiaries.

         (c) Distributions Not Compensation for Purposes of Any Other Plan. Distributions from a Participant's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

Section 13.  Rights of Participants and Beneficiaries.

         The rights of a Participant or any Beneficiary of the Participant shall be solely those of an unsecured general creditor of the Company. A Participant or Beneficiary of the Participant shall have the right to receive those payments specified under this Plan only from the Company or the rabbi trust described in
Section 4. The parties have no right to look to any specific or special property separate from the Company or such rabbi trust to satisfy a claim for benefit payments.

         A Participant agrees that he or his Beneficiary shall have no right, claim, security interest, or any beneficial ownership interest whatsoever in any general asset that the Company may acquire or use to help support its financial obligations under this Plan. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiary (other than the rabbi trust described in Section 4), and no general asset shall be considered security for the performance of the obligations of the Company.

         A Participant also understands and agrees that his participation in the acquisition of any general asset for the Company shall not constitute a representation to the Participant or his Beneficiary that any of them has a special or beneficial interest in any general asset.

         The Company's obligation under this Plan shall be an unfunded and unsecured promise to pay. Except as provided in the rabbi trust described in
Section 4, the Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. All assets which the Company may acquire to help cover its financial liabilities are and remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Company to a Participant or his Beneficiary. All rights of ownership in any assets are and remain in the Company or the rabbi trust described in Section 4. The Company's liability for payment of benefits shall be determined only under the provisions of this Plan as it may be amended from time to time.

Section 14.  Plan Binding.

         The Plan shall be binding upon the Company and any successor company through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, heirs, executors and administrators.

Section 15.  Future of the Plan.

         The Company reserves the right to amend or terminate the Plan (in whole or in part) at any time, by action of the Company's Board of Directors. Such termination includes the right to pay to Participants upon Plan termination the full value of their Accounts in a lump sum, regardless of the prior elections made by the Participants. However, no such amendment, modification, or termination shall reduce the value of benefits credited under the Plan prior to such amendment, modification or termination. If the Plan is terminated, distribution of Accounts shall occur at such time as may be determined by the Committee.

Section 16.  Governing Law.

         The provisions of this Plan shall be construed and interpreted in accordance with the laws of the State of North Carolina, except to the extent such laws are superseded by ERISA.

Section 17.  Execution.

         To record the amendment and restatement of this Plan, the Company has caused this document to be executed on this 7th day of August, 2002.

                                                 LOWE'S COMPANIES, INC.



                                                 By /s/ Perry G. Jennings
                                                   ________________________